                                                                    Exhibit 99.1


                       ANADIGICS REPORTS FOURTH QUARTER 2003 RESULTS

>   Revenues $23.3M; Up 31.5% Sequentially
>   Wireless Revenues Sequentially up 53%
>   CDMA PA Module Market Share Approaches 25%
>   Ships 1st GSM Production Orders to ASIAN ODMs
>   With improved visibility, the Company resumes quarterly guidance

WARREN, NJ--January 28, 2004--ANADIGICS, Inc. (Nasdaq: ANAD), a leading supplier of wireless and broadband communications solutions, today reported fourth quarter revenues of $23.3 million, representing a 31.5% improvement from the prior quarter. The net loss per share improved to $0.39 compared with $0.41 reported in the prior quarter.

Wireless revenues in the quarter were $14.5 million, an increase of 52.7% over prior quarter and 26.7% over prior-year quarter. The strong revenue growth results from increased customer demand for the Company's CDMA power amplifier modules and the Company's expanded market share penetration with existing strategic customers. These include such popular models as LG's VX6000, VX 4400, VX 3100, Kyocera's Phantom, Blade, Rave, and Audiovox's CMD8400. Also, during the quarter the Company commenced production shipments of GSM power amplifier modules to two Asian ODMs. The Company approximates its CDMA power amplifier market share at 25% in the fourth quarter.

Broadband revenues were $8.8 million, an increase of 7.1% over prior quarter and 21.3% over prior-year quarter. The growth results from increased shipments of WLAN power amplifiers and tuner ICs for set-top boxes.

"The fourth quarter was a strong period for ANADIGICS in which we significantly grew our CDMA market share and executed flawlessly to achieve strategic design wins and production orders for our new GSM handset and WLAN products", said Dr. Bami Bastani, President & CEO of ANADIGICS, Inc. "In 2003, ANADIGICS introduced differentiated products and established strong relationships with leading OEMs, ODMs and tier-one reference design providers to enter the large GSM handset and the growing WLAN market. As a result, we have now tripled our served available market, from one year ago, to more than one billion dollars thus setting the stage for a strong 2004."

The Company's gross profit improved to $2.3 million or 10% reflecting the increased revenue and utilization of the Company's wafer fabrication facility.

Operating expenses were $14.2 million. The operating expenses include (1) certain acquisition-related costs pertaining to the purchase of the Tavanza CDMA handset power amplifier business from Celeritek; (2) a reclassification of certain fixed allocation costs from Cost of Sales to below-the-line operating expenses; and, (3) certain expenses resulting from strategic initiatives implemented by the Company including (a) the establishment of a new CDMA design center in San Jose, California servicing new Tier 1 handset customer opportunities; (b) the opening of new application centers in Taipei, Taiwan, and Seoul, Korea servicing revenue opportunities with ODM handset customers; and,
(c) accelerated R&D investments primarily in GSM to further fuel 2004 revenue opportunities.

Included in the fourth quarter earnings loss were (1) acquisition-related costs of $0.5 million or approximately $0.02 per share pertaining to the purchase of the Tavanza and (2) offsetting financial adjustments including (a) a restructuring charge of $0.3 million; (b) a tax benefit of $0.4 million.

The Company's Cash position (including marketable securities) remains strong totaling $121.6 million at December 31, 2003. Cash used in the quarter was $6.7 million and included the purchase of the Tavanza business.

Business Outlook

The Company is resuming quarterly financial guidance effective today, due to improved order visibility. As such, for the first quarter of 2004, the Company anticipates revenue of approximately $19 - $21 million and expects an earnings loss per share of approximately $0.41 - $0.43.

ANADIGICS is positive about the growth prospects for each of its served markets and the Company believes its strategic initiatives will continue to provide gross margin and operating expense improvements and anticipated revenue growth to favorably impact the financial results in 2004.

Highlights of the Quarter
-------------------------

ANADIGICS Receives Production Orders for GSM/GPRS Power Amplifier Modules from
Two GSM Handset Manufacturers
November 20, 2003 - Announced that the Company has received production orders for its leading quad-band GSM/GPRS power amplifier modules from two GSM handset manufacturers in Asia. ANADIGICS' AWT6108 GSM/GPRS
PA module has been selected by a handset OEM in Taiwan for two new GSM/GPRS clamshell phones including a camera-enabled tri-band handset. The ANADIGICS PA was also selected by an ODM in China for a dual-band GSM handset serving the domestic China market and scheduled for introduction in early 2004.

ANADIGICS Power Amplifier Selected for Three Major GSM/GPRS
Reference Designs
November 18, 2003 - Announced that its AWT6108 quad-band GSM/GPRS module has been chosen as the recommended power amplifier by three major GSM reference designs. The reference designs provide a recommended bill of


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materials, established architecture, optimized interfaces among critical components, and qualified system-level performance to enable GSM handset OEMs and ODMs to significantly reduce development time for dual, tri, and quad-band handsets. The selection of ANADIGICS' AWT6108 power amplifier in these reference designs is expected to increase the adoption of the Company's GSM/GPRS power amplifier solutions in new handset models.

ANADIGICS Introduces 7mm x 7mm GSM/GPRS Power Amplifier Module with Integrated
Power Control
November 25, 2003 - Announced a 7 mm by 7 mm GSM quad band power amplifier (PA) with integrated power control. The AWT6146 PA uses a pin-out that is compatible with ANADIGICS' current generation of 10 mm by 7 mm PAs, enabling its handset customers to reduce time-to-market for new platforms that adopt the smaller PA. The RF engine and power control scheme are also compatible with the previous generation, reducing the requirement for software changes and minimizing production calibration needs for GSM handset manufacturers. The new
PA module features ANADIGICS' industry-leading InGaP HBT technology, which provides superior performance, reliability, and manufacturing yield compared to AlGaAs technology.

ANADIGICS Announces Production Shipments of Power Amplifiers to Kyocera for the
Rave(TM), Blade(TM), & Phantom(TM) CDMA Handsets Offered by Verizon Wireless and
Other Operators
November 3, 2003 - Announced that the Company is shipping production volumes of power amplifiers (PAs) to Kyocera for the Rave(TM), Blade(TM), and Phantom(TM) CDMA Handsets. Kyocera selected ANADIGICS' 4mm x 4mm
InGaP HBT PA modules to meet the requirements of this new lineup of affordable, user-friendly and feature-rich CDMA handsets. ANADIGICS' small form factor power amplifier modules support the handsets' CDMA2000 1X data functionality, as well as color screens and unique features such as a built-in LED flashlight option.

ANADIGICS Ships Power Amplifiers and RF Switches in High Volume for the Popular
VX3100 & VX4400 LG Phones
October 22, 2003 - Announced that the Company is shipping production volumes of CDMA PAs and RF switches to LG Electronics, a global provider of electronics and telecommunications products, for two phone models. LG selected ANADIGICS AWT6111 InGaP HBT PA for the VX4400 phone and the AWS5533 pHEMT RF switch for the VX3100 phone because ANADIGICS was able to meet
LG's strict quality requirements while delivering high production volumes at competitive prices.


Brian Hurst Joins ANADIGICS as Vice President of Worldwide Sales & Marketing
December 17, 2003 - Announced that Brian Hurst has joined the Company as Vice
President of Worldwide Sales & Marketing. Hurst has over 25 years of sales and

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marketing experience including executive positions at National Semiconductor,
Transmeta Corporation, and OmniVision. He brings to ANADIGICS extensive knowledge in developing strategic sales relationships with top tier electronics
OEMs as well as a strong background in establishing marketing alliances with semiconductor industry leaders.

CONFERENCE CALL

ANADIGICS' senior management will conduct a conference call today at 8:30 AM
Eastern time. A live audio Webcast will be available at www.anadigics.com. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing 1-800-374-1216.

ANADIGICS, Inc. (Nasdaq: ANAD) designs and manufactures radio frequency integrated circuit (RFIC) solutions for growing broadband and wireless communications markets. The Company's innovative high frequency RFICs enable manufacturers of communications equipment to enhance overall system performance, and reduce manufacturing cost and time to market. By utilizing state-of-the-art manufacturing processes for its RFICs, ANADIGICS achieves the high-volume and cost-effective products required by leading companies in its targeted high-growth communications markets. ANADIGICS was the first GaAs IC manufacturer to receive ISO 9001 certification.

Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, order rescheduling or cancellation, changes in customers' forecasts of product demand, timely product and process development and protection of the associated intellectual property rights, individual product pricing pressure, variation in production yield, changes in estimated product lives, difficulties in obtaining components and assembly and test services needed for production of integrated circuits, change in economic conditions of the various markets the Company serves, as well as the other risks detailed from time to time in the Company's reports filed with the Securities and Exchange
Commission, including the report on Form 10-K for the year ended December 31, 2002. Actual results could differ materially from the Company's forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe the Company's future plans, objectives, estimates, or goals are forward-looking statements. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such statements include those factors discussed herein.

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

Press Contacts                      Corporate Contact                  Investor Relations
--------------                      -----------------                  ------------------
Allan Fliss                         Tim Blanke                         Thomas Shields
Richartz Fliss Clark & Pope         ANADIGICS, Inc.                    ANADIGICS, Inc.
400 Morris Ave., Ste. 222           141 Mt. Bethel Road                141 Mt. Bethel Road
Denville, NJ  07834                 Warren, NJ  07059                  Warren, NJ  07059
Tel: +1 973 627-8180                Tel: +1 908 668-5000               Tel: +1 908 412-5995
Fax: +1 973 627-8410                Fax: +1 908 668-5132
E-mail:  fliss@rfcp.com             E-mail: tblanke@anadigics.com      E-mail:tshields@anadigics.com
         --------------                     ---------------------             ----------------------


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                                 ANADIGICS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           (Amounts in thousands, except share and per share amounts)

                                                                  Three Months Ended                    Year Ended
                                                            -------------------------------   ------------------------------
                                                            Dec. 31, 2003    Dec. 31, 2002    Dec. 31, 2003    Dec. 31, 2002
                                                            -------------    -------------    -------------   --------------
                                                             (Unaudited)      (Unaudited)

Net sales                                                   $      23,338    $      18,734    $      75,212    $      82,564
Cost of sales                                                      21,060           16,240           71,927           75,302
                                                            -------------    -------------    -------------    -------------
Gross profit                                                        2,278            2,494            3,285            7,262
Research and development expenses                                   8,609            6,879           32,075           29,742
Selling and administrative expenses                                 5,586            5,002           19,420           21,400
Restructuring and other charges                                       300                -              925            5,001
Asset impairment charges                                                -            2,310                -            8,641
Goodwill impairment charge                                              -                -                -            8,043
Purchased in-process research and development                         173                -            1,863                -
                                                            -------------    -------------    -------------    -------------
Operating loss                                                    (12,390)         (11,697)         (50,998)         (65,565)
Interest income                                                       715            1,350            3,344            6,309
Interest expense                                                     (940)            (948)          (3,761)          (5,119)
Impairment on investments                                               -                -                -             (390)
Gain on notes repurchase                                                -                -                -           12,581
Other income                                                          116                4              276                1
                                                            -------------    -------------    -------------    -------------
Loss before income taxes                                          (12,499)         (11,291)         (51,139)         (52,183)
Benefit for income taxes                                             (382)          (4,307)            (382)          (4,307)
                                                            -------------    -------------    -------------    -------------
Net loss before cumulative effect of accounting change            (12,117)          (6,984)         (50,757)         (47,876)
Cumulative effect of accounting change                                  -                -                -           (8,010)
                                                            -------------    -------------    -------------    -------------
Net loss                                                    $     (12,117)   $      (6,984)   $     (50,757)   $     (55,886)
                                                            =============    =============    =============    =============



Basic and diluted loss per share
Net loss before cumulative effect of accounting change      $       (0.39)   $       (0.23)   $       (1.65)   $       (1.57)
                                                            =============    =============    =============    =============

Net loss                                                    $       (0.39)   $       (0.23)   $       (1.65)   $       (1.83)
                                                            =============    =============    =============    =============

Weighted average common and
    dilutive securities outstanding                            30,812,859        30,607,663      30,716,749       30,587,032
                                                            =============    ==============   =============    =============
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                                 ANADIGICS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands, except share and per share amounts)




                                                                    December 31, 2003         December 31, 2002
                                                                 -----------------------   -----------------------
     Assets

     Current assets:
            Cash, short-term investments, and cash equivalents                  $72,655                   $98,381
            Accounts receivable                                                  12,074                     9,016
            Inventory                                                            10,321                    13,277
            Prepaid expenses and other current assets                             3,243                     4,600
                                                                 ----------------------    ----------------------
     Total current assets                                                        98,293                   125,274

     Marketable securities                                                       48,975                    57,137

     Plant and equipment, net                                                    55,242                    68,600

     Goodwill and other intangibles, net of amortization                          1,788                         -
     Other assets                                                                 3,600                     4,660
                                                                 ----------------------    ----------------------
                                                                               $207,898                  $255,671
                                                                 ======================    ======================

     Liabilities and stockholders' equity

     Current liabilities:
            Accounts payable                                                     $9,497                    $7,434
            Accrued liabilities                                                   5,618                     4,733
            Accrued restructuring costs                                           1,994                     2,956
            Current maturities of capital lease obligations                          84                         -
                                                                 ----------------------    ----------------------
     Total current liabilities                                                   17,193                    15,123

     Other long-term liabilities                                                  2,959                     2,760
     Long-term debt, less current portion                                        66,700                    66,700

     Stockholders' equity                                                       121,046                   171,088
                                                                 ----------------------    ----------------------
                                                                               $207,898                  $255,671
                                                                 ======================    ======================
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